                      AMENDMENT TO REIMBURSEMENT AGREEMENT
                         AND RATIFICATION OF GUARANTIES


                  THIS AMENDMENT TO REIMBURSEMENT AGREEMENT AND RATIFICATION OF GUARANTIES (this "Amendment") is made as of the 29th day of January, 1999, by and among EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership, having an address at 1000 El Conquistador Avenue, Las Croabas, Fajardo, Puerto Rico 00738 ("Borrower"), PATRIOT AMERICAN HOSPITALITY, INC., a Delaware corporation. having an address at 590 Madison Avenue, New York, New York 10022 ("Guarantor"), and CITICORP REAL ESTATE, INC., a Delaware corporation, having an address at 599 Lexington Avenue, New York, New York 10043 ("Lender").

                                    RECITALS:

     A. Lender is the owner and holder of certain reimbursement obligations in the principal amount of $90,000,000 (collectively, the "Reimbursement Obligations") which are outstanding pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of February 7, 1991, by and between The Bank of Tokyo-Mitsubishi, Ltd. (f/k/a The Mitsubishi Bank, Limited) ("BTM") and the Borrower (as amended by the Modification Agreement (as hereinafter defined) and the Amendment Agreement (as hereinafter defined) and as otherwise heretofore amended, the "Reimbursement Agreement").

     B. The Reimbursement Obligations are secured, in part, by certain Collateral Pledge Agreements more particularly described in the Reimbursement Agreement and by certain other notes, deeds of mortgage, assignments, guaranties and other documents and instruments executed in connection with the Reimbursement Agreement (including those documents executed in connection with that certain Assignment and Modification Agreement dated as of August 3, 1998 by and among the Borrower, the Lender, the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority, Banco Popular de Puerto Rico, as trustee, and BTM (the "Modification Agreement")) or otherwise with respect to the Reimbursement Obligations. The term "L/C Documents", as used herein, shall have the meaning ascribed thereto in the Reimbursement Agreement.

     C. The Reimbursement Obligations are guaranteed by Guarantor pursuant to a Guaranty dated as of August 3, 1998 in favor of Lender (the "Patriot Guaranty") and that certain Guaranty, dated as of May 5, 1992, made by WMS Industries Inc., Hugh Andrews, Burton I. Koffman and Richard E. Koffman for the benefit of BTM, as assumed in part by Guarantor pursuant to that certain Assumption of Guaranty, dated as of March 31, 1998, executed by Guarantor, and that certain guaranty by Guarantor dated as of March 31, 1998 to assume the obligations of KGC under paragraph 4 of the First Amendment to Letter of Credit and Reimbursement Agreement (the "Deficiency Loan Guaranty"; the Patriot Guaranty and the Deficiency Loan Guaranty are hereinafter sometimes collectively referred to as the "Guaranties").

     D. The Reimbursement Agreement has been amended by that certain Amendment to Reimbursement Agreement and Ratification of Guaranties, dated as of November 3, 1998, by and among the Borrower, the Guarantor and Lender (the "Amendment Agreement").

     E. The Reimbursement Obligations are due and payable in full no later than January 29, 1999 (the "First Extended Maturity Date") and Borrower has requested that Lender extend the First Extended Maturity Date to March 31, 1999 (the "Second Extended Maturity Date") and provide the Borrower with the option to extend the Second Extended Maturity Date to June 30, 1999 (the "Third Extended Maturity Date") upon satisfaction of certain conditions as more particularly provided herein; and

     F. Lender has agreed to extend the First Extended Maturity Date to the Second Extended Maturity Date, to provide such extension option and to make certain other modifications to the Reimbursement Agreement and the other L/C Documents, but only on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Guarantor hereby agree as follows:

     1. Recitals; Definitions. The recitals set forth herein are true and accurate and are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Reimbursement Agreement.

     2. Maturity Date; Extension Option.

        a. Section 1 of the Reimbursement Agreement is hereby amended to add the following defined terms:

        JANUARY 1999 AMENDMENT AGREEMENT shall mean that certain Amendment to Reimbursement Agreement and Ratification of Guaranties dated as of January 29, 1999 by and among the Company, the Bank and Patriot.

        SECOND EXTENDED MATURITY DATE shall mean March 31, 1999.

        THIRD EXTENDED MATURITY DATE shall mean June 30, 1999.

         b. Section 1 of the Reimbursement Agreement is hereby amended to delete the term "Maturity Date" and to substitute the following in lieu thereof:

         MATURITY DATE shall mean the earlier to occur of (a) the Second Extended Maturity Date, or, if extended pursuant to Section 3A hereof, the Third Extended Maturity Date, or (b) any earlier date on which the entire Reimbursement Amount is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other L/C Documents.

         c. Section 3A(e) of the Reimbursement Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

          (e) Provided that (i) on the Notice Date (defined below) and on March 31, 1999, interest payable on the Reimbursement Amount shall be current and the indebtedness outstanding hereunder shall be in full force and effect, (ii) on the Notice Date and on March 31, 1999, no Event of Default or Default shall exist and no "event of default" under any of the L/C Documents, shall exist, (iii) on or before March 30, 1999, the Company shall have entered into a written agreement with GDB, in form and substance reasonably satisfactory to the Bank ("GDB Agreement"), pursuant to which GDB shall have agreed to release the mortgage and all other security documents encumbering the Hotel (or any portion thereof) which are securing the GDB Loan upon the issuance of the Refunding Bonds, (iv) on or before the Notice Date, the Company shall have provided to the Bank evidence reasonably satisfactory to the Bank that (1) there has been no material adverse change in the financial condition of the Company or any of the Guarantors and no such change shall have occurred between the Notice Date and March 31, 1999, (2) the term of each of the loans evidenced by or made pursuant to the terms of the Patriot Loan Agreement has been unconditionally extended to a date not earlier than June 30, 1999, and (3) Definitive Equity Agreements (as such term is defined in the Patriot Loan Agreement) have been executed and delivered in accordance with and satisfying the terms of the Patriot Loan Agreement, and (v) on or before March 30, 1999, the Company shall have made or caused to be made the additional deposits with the Bank as required under Section 6.b. of the January 1999 Amendment Agreement, then the Company shall have the one time option and right of extending the Second Extended Maturity Date until the Third Extended Maturity Date by notifying the Bank in writing of the Company's desire to exercise its option to extend the Second
          Extended Maturity Date until the Third Extended Maturity Date, which notice must be given, if at all, on or before March 15, 1999. The date on which such notice is given is called the "Notice Date". The Company shall pay all costs incurred by the Bank in connection with the extension of the Second Extended Maturity Date to the Third Extended Maturity Date including, without limitation, reasonable attorneys' fees and expenses incurred by the Bank, and all costs and expenses in verifying that the Company has satisfied each of the conditions to the extension as described in this Section 3A(e). Upon confirmation in writing from the Bank to the Company that all of the above conditions have been fully and timely satisfied, the Second Extended Maturity Date shall be automatically extended to the Third Extended Maturity Date.

     3. Extension Fee. In connection with and as a condition to the extension of the First Extended Maturity Date to the Second Extended Maturity Date and the other modifications being made herein, Borrower shall pay to Lender an extension fee in the amount of $90,000 (the "Extension Fee"). The Extension Fee shall be deemed fully earned by Lender upon receipt and shall be non-refundable to Borrower under all circumstances.

     4. Bank Rate. Section 1 of the Reimbursement Agreement is hereby amended to delete the term "Bank Rate" and to substitute the following in lieu thereof:

         BANK RATE shall mean (a) from August 3, 1998 until the first day of September, 1998, a rate equal to 7.91% per annum; (b) from the first day of September, 1998 until January 31, 1999, an interest rate per annum equal to the sum of (i) the LIBOR Rate plus (ii) 225 basis points (rounded upwards, if necessary, to the nearest one-eighth percent (.125%)); and (c) from February 1, 1999 until the Maturity Date, an interest rate per annum equal to the sum of (i) the LIBOR Rate plus
         (ii) 275 basis points (rounded upwards, if necessary, to the nearest one-eighth percent (.125%)). The Bank Rate shall be adjusted on each LIBOR Determination Date to account for any changes in the LIBOR Rate, which adjustment shall be effective on the commencement of the next succeeding LIBOR Reference Period.

          5. Cash Flow Reserve.

          a. Deposits. Commencing on February 10, 1999 and on the tenth (10th) day of each calendar month thereafter (each such date being referred to herein as a "Cash Flow Deposit Date"), Borrower shall deposit with Lender an amount (each, a "Cash Flow Deposit" and collectively, the "Cash Flow Reserve") equal to the amount, if any, that (i) one hundred percent (100%) of all Cash Flow (as defined below) for the previous calendar month exceeds (ii) the amount set forth on Schedule 1 hereto with respect to such previous calendar month. Borrower's failure to deposit with Lender any Cash Flow Deposit on the applicable Cash Flow Deposit Date shall constitute an Event of Default under the Reimbursement Agreement without notice or demand and without the benefit of any grace period provided for in any L/C Document. Except as expressly provided in Section 6.b. hereof, no portion of the Cash Flow Reserve shall be advanced to Borrower until such time as the Reimbursement Obligations have been repaid and satisfied in full and all other amounts and obligations of the Borrower under the Reimbursement Agreement and the other L/C Documents have been fully repaid and satisfied.

          b. Cash Flow Reserve Fund. Lender shall deposit the Cash Flow Reserve in an interest-bearing escrow account (the "Cash Flow Reserve Fund"). Borrower hereby acknowledges and confirms that (i) the Cash Flow Reserve shall not constitute a trust fund and may be commingled with other monies held by Lender;
(ii) Lender or its designee shall have the sole right to make withdrawals from the Cash Flow Reserve Fund; and (iii) Lender shall have no responsibility or liability for the amount of interest earned on the Cash Flow Reserve. All interest earned from investment of the funds deposited in the Cash Flow Reserve Fund shall be credited to the Cash Flow Reserve Fund. Borrower shall include and report such interest in its income for Federal, state, commonwealth and local income and franchise tax purposes.

          c. Security Interest. As additional security for the payment of all sums due under the L/C Documents and the performance by Borrower of its obligations thereunder, Borrower hereby pledges, assigns and grants to Lender a continuing perfected security interest (to the extent Lender maintains possession of same) in and to and a first lien upon, the Cash Flow Reserve Fund and the Cash Flow Reserve.

          d. Default. Borrower shall be in default under the Reimbursement Agreement if it fails to make when due any Cash Flow Deposit as provided herein. Upon the occurrence of such a default and during the continuance thereof, in addition to the remedies specified in the Reimbursement Agreement, Lender shall be able to exercise all of its rights and remedies under any or all of the L/C Documents. If Borrower defaults on any payment due under the Reimbursement Agreement or any of the other L/C Documents, or if Borrower defaults under any other provision in the L/C Documents, then, upon any such default and during the continuance thereof, Lender may, in its sole and absolute discretion, use the Cash Flow Reserve (or any portion thereof) for any purpose permitted under the L/C Documents, including, but not limited to (i) payment of all or any portion of the Reimbursement Obligations and other amounts due under the L/C Documents; provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such default; and/or (iii) payment of any amount expended in exercising any of the rights and remedies available to Lender at law or in equity or under the L/C Documents, all in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Cash Flow Reserve Fund as provided herein shall be in addition to all other rights and remedies provided to Lender under the L/C Documents and at law or in equity.

          e. Insufficient Funds in the Cash Flow Reserve Fund. The insufficiency of any balance in the Cash Flow Reserve Fund shall not relieve Borrower from its obligations under the Reimbursement Agreement or any of the other L/C Documents.

          f. Definitions. As used in this Paragraph 5, the following terms shall have the meanings indicated:

               (i) "Gross Receipts" for any period, means, without duplication, the sum of all income, proceeds, receipts and revenues generated by or from the operation or use of the Hotel or otherwise arising in respect of the Hotel from and after January 1, 1999 which are properly allocable to the Hotel, including Rents, insurance proceeds or condemnation awards paid to reimburse Borrower for loss of business or rental income (but specifically excluding any insurance proceeds actually deposited by Borrower into the Net Proceeds Reserve Fund (as such term is defined in the Amendment Agreement) or otherwise paid to Lender), proceeds from any loans obtained by Borrower and withdrawals from cash reserves (except to the extent that any operating expenses paid therewith are excluded from Operating Expenses), but excluding security deposits until forfeited by the depositor. Gross Receipts shall be determined in accordance with the cash basis method of accounting and applicable Hotel Accounting Standards, consistently applied.

               (ii) "Hotel Accounting Standards" means the accounting standards set forth in the Uniform System of Accounts for the Lodging Industry (9th Revised Edition, 1996) of the Hotel Association of New York City, Inc., as adopted by the American Hotel and Motel Association.

               (iii) " Cash Flow" for any period, means the amount, if any, by which Gross Receipts received in such period exceeds the amount of Operating Expenses paid in such period.

               (iv) "Operating Expenses" means, without duplication, all normal, reasonable and customary costs and expenses incurred by Borrower relating to the operation and maintenance of the Hotel, including ad valorem real estate taxes and assessments, income taxes, payroll and other taxes, insurance premiums, escrow and reserve payments to Lender but excluding any amounts deposited into the Net Proceeds Reserve Fund or the Insurance Reserve Fund (as defined in the Amendment Agreement), maintenance costs, management fees and expenses to the extent permitted to be paid under the terms of the Reimbursement Agreement and the other L/C Documents (the "Permitted Management Fees"), accounting, legal and other professional fees related to operation of the Hotel and wages, salaries and personnel expenses, all as determined in accordance with the cash basis method of accounting and applicable Hotel Accounting Standards, consistently applied; provided that (A) Operating Expenses shall not include interest, principal or other payments made with respect to the Reimbursement Obligations or any other indebtedness of the Borrower to the extent paid from funds held by Lender in escrow, non-cash charges such as depreciation and amortization, the costs of any capital improvements or repairs made to the Hotel, the costs of Restoration, the costs of any furniture, fixtures or equipment, any refunds of security deposits made to any tenants or concessionaires at the Hotel, or any general or administrative expenditures of the Borrower not, in the reasonable discretion of the Lender, attributable to the Hotel, and (B) for the purpose of computing Operating Expenses, no fees, commissions, charges, expenses or other amounts paid to any Affiliate of the Borrower, including, without limitation, Manager, or any employee, agent, or independent contractor of any such Affiliate of Borrower shall constitute an Operating Expense except for Permitted Management Fees. Notwithstanding anything to the contrary contained herein, the term "Operating Expenses" shall not include any of the foregoing items to the extent paid directly or reimbursed by any tenant or concessionaire of the Borrower or any other third party unless the amount paid by such tenant or concessionaire is also included in Gross Receipts for the same period.

               g. Borrower hereby directs Manager to pay directly to Lender from Gross Receipts held by Manager any Cash Flow required to be paid to Lender hereunder.

     6.       Reserves.

               a. Notwithstanding any provision of the Reimbursement Agreement or in the Replacement Reserve Agreement, Debt Service Reserve Agreements or Required Repair Reserve Agreement, each dated as of August 3, 1998, between Borrower and Lender, on or before the date hereof and as a condition to the extension of the First Extended Maturity Date to the Second Extended Maturity Date, Borrower has caused the cash balances in each of the following escrows and reserves to equal, at a minimum, the amounts set forth below:

                 Tax escrow established pursuant to Section 7(uu) $3,298,100.97 of the Reimbursement Agreement

                 Replacement Reserve Fund created pursuant to the $0.00 Replacement Reserve Agreement

                 Debt Service Reserve Fund pursuant to the Debt    $1,689,834.38
                 Service Reserve Agreement

                 Debt Service Reserve Fund pursuant to the Debt    $525,000
                 Service Reserve Agreement (re GDB Loan)

                 Insurance Reserve pursuant to Section 6 of the    $7,500,000
                 Amendment Agreement

               b. In the event that Borrower requests an extension of the Second Extended Maturity Date until the Third Extended Maturity Date pursuant to the terms of the Reimbursement Agreement, as amended hereby, then on or prior to March 30, 1999, Borrower shall cause to be deposited with Lender, for further deposit by Lender into the respective debt service reserve funds created under the Debt Service Reserve Agreements between Borrower and Lender, each dated as of August 3, 1998, the following amounts: (i) $1,689,834.38 (the "Reimbursement DSRF Amount"), to be deposited into the debt service reserve fund created under the Debt Service Reserve Agreement respecting the Reimbursement Obligations (the "Reimbursement DSRF Fund"), and (ii) $525,000 (the "GDB DSRF Amount"), to be deposited into the debt service reserve fund under the Debt Service Reserve Agreement respecting the GDB Loan (the "GDB DSRF Fund"). Notwithstanding the foregoing and provided that no Event of Default or Default shall exist and no "event of default" or event which, with the passage of time, the giving of notice, or both, would constitute an "event of default" under any of the L/C Documents, shall exist, upon the written request of the Borrower, Lender shall transfer (through a bookkeeping entry and a reallocation of escrow funds on the books of the Lender) moneys from the Cash Flow Reserve Fund, to the extent of any available moneys therein, into the Reimbursement DSRF Fund and GDB DSRF Fund in amounts equal to the Reimbursement DSRF Amount and the GDB DSRF Amount, respectively; provided, that, to the extent that the cash balance in the Cash Flow Reserve Fund is insufficient to fully fund the Reimbursement DSRF Amount and/or the GDB DSRF Amount, then the balance of the Reimbursement DSRF Amount and/or the GDB DSRF Amount shall be funded by the Borrower from its own funds and not from any other escrow or reserve fund being held by Lender under the Reimbursement Agreement or any of the other L/C Documents. In the event that for any reason the Second Extended Maturity Date is not extended until the Third Extended Maturity Date, any moneys transferred by Lender from the Cash Flow Reserve Fund to the Reimbursement DSRF Fund and/or GDB DSRF Fund as provided herein may be transferred and reallocated back to the Cash Flow Reserve Fund in Lender's sole and absolute discretion.

     7. Patriot Subordinated Loan. As of the date hereof, the outstanding principal balance of the Patriot Subordinated Loan (as such term is defined in the Amendment Agreement) is $3,308,917. Borrower and Guarantor hereby confirm that the Patriot Subordinated Loan may be repaid only from and to the extent of any Available Insurance Funds (as such term is defined in the Amendment Agreement) and, subject to repayment as provided in the Reimbursement Agreement, is and shall remain fully subordinated to the Reimbursement Obligations in all respects.

     8. Confirmation of Re-Opening. Borrower hereby represents and warrants to Lender that all guest rooms, the casino, pool and other amenities of the Hotel have been fully re-opened so as to permit the Borrower to conduct its business in the manner in which such business was conducted prior to the Hurricane Damage (as such term is defined in the Amendment Agreement).

     9. Project Items. Borrower's failure to deliver to Lender, on or before February 15, 1999, (i) a detailed project schedule for completion of the Restoration, (ii) a project budget reconciliation of the Approved Construction Budget (as defined in the Amendment Agreement) with actual expenditures for the Restoration, and (iii) a revised project budget for the remaining Restoration for approval by Lender, shall constitute an Event of Default under the Reimbursement Agreement without notice or demand and without the benefit of any grace period provided for in any L/C Document.

     10. References. All references in the Reimbursement Agreement and each of the other L/C Documents to the Reimbursement Agreement shall mean and refer to the Reimbursement Agreement, as amended hereby.

     11. Outstanding Indebtedness. Borrower and Guarantor represent and warrant to Lender that, as of the date hereof, the outstanding principal balance of the Reimbursement Obligations is $90,000,000 and that interest has been paid through December 31, 1998.

     12. Confirmation of Representations and Warranties. Except as set forth in
Schedule 2 hereto, each of Borrower and Guarantor hereby represents and warrants to Lender that each of the representations and warranties of Borrower or Guarantor, as the case may be, contained in the Modification Agreement, the Amendment Agreement and each of the Additional Security Documents (as such term is defined in the Modification Agreement) to which it is a party are true, correct and complete as of the date hereof and apply to the execution and delivery of this Amendment and any other documents executed in connection herewith.

     13. No Defenses. Each of Borrower and Guarantor hereby acknowledges, confirms and warrants to Lender that as of the date hereof it has no defenses, claims, rights of set-off or counterclaims against Lender under, arising out of, or in connection with, this Amendment, the Reimbursement Agreement, the Reimbursement Obligations, the Guaranties or any of the other L/C Documents, or against any of the indebtedness evidenced, advanced or secured thereby or under any other documents executed in connection therewith or relating thereto, any and all of which Borrower and Guarantor hereby expressly waive.

     14. Release. Each of Borrower and Guarantor acknowledges that it is executing this Amendment as its own voluntary act and free from duress and undue influence and upon and with the advice of counsel. Each of Borrower and Guarantor hereby unconditionally and irrevocably forever releases, acquits and discharges Lender, its predecessors, subsidiaries and affiliates and their respective employees, officers, directors, shareholders, agents, servants and counsel (collectively, the "Related Parties") from any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower or Guarantor ever had, now has or hereafter can, shall or may have against Lender or any of the Related Parties for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date hereof arising out of, in connection with, or related in any manner to the Hotel, the Reimbursement Obligations, the Mortgaged Property (as hereinafter defined), the Reimbursement Agreement, this Amendment, the Guaranties or any of the other L/C Documents.

     15. Confirmation of Mortgages and Liens.

               a. Borrower acknowledges and agrees that the Fee Mortgage and the Second Fee Mortgage (collectively, the "Fee Mortgages") constitute and continue to be valid first mortgage liens and security interests upon the Mortgaged Property (as defined therein) in favor of Lender, as the assignee of BTM under the Collateral Pledge Agreement and the Second Collateral Pledge Agreement, (collectively, the "Collateral Pledge Agreements"), and as the holder of the Notes and the holder of the rights of BTM under the Reimbursement Agreement, subject only to permitted encumbrances as provided therein, that the obligations of the Borrower under the Reimbursement Agreement, as modified hereby, are secured by, among other things, the Collateral Pledge Agreements, the Notes, the Fee Mortgages and that the Fee Mortgages and each of the other L/C Documents constitute valid and subsisting agreements and obligations of the Borrower. Nothing herein is intended to, nor shall it, constitute a novation of the indebtedness secured by the Collateral Pledge Agreements, the Notes or the Fee Mortgages. The Mortgaged Property (as defined in each of the Fee Mortgages, respectively) is and shall remain subject to and encumbered by the lien, charge and encumbrance of the applicable Fee Mortgage, and nothing herein contained shall affect or be construed to affect the lien or encumbrance of either of the Fee Mortgages or the priority thereof over other liens or encumbrances.

               b. The Borrower acknowledges and agrees that the Leasehold Mortgage constitutes, and continues to be, a valid first mortgage lien and security interest upon the Mortgaged Property (as defined therein) in favor of Lender, as assignee of BTM under the Collateral Pledge Agreements and as the holder of the Notes and the holder of the rights of BTM under the Reimbursement Agreement, subject only to permitted encumbrances as provided therein, that the obligations of the Borrower under the Reimbursement Agreement, as modified hereby, are secured by, among other things, the Collateral Pledge Agreements, the Notes and Leasehold Mortgage, and that the Leasehold Mortgage and each of the other L/C Documents, constitute valid and subsisting agreements and obligations of the Borrower. Nothing herein is intended to, nor shall it, constitute a novation of the indebtedness secured by the Collateral Pledge Agreements, the Notes or the Leasehold Mortgage. The Mortgaged Property (as defined in the Leasehold Mortgage) is and shall remain subject to and encumbered by the lien, charge and encumbrance of the Leasehold Mortgage, and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Leasehold Mortgage or the priority thereof over other liens or encumbrances.

               16. Consent and Reaffirmation. Guarantor hereby confirms its obligations under each of the Guaranties and any other L/C Document to which it is a party and consents to the terms of this Amendment and the transactions contemplated herein. Nothing contained in this Amendment or any of the other L/C Documents or any of the transactions contemplated herein or thereby shall be deemed to waive, release, or limit any obligation of the Guarantor relating to or otherwise connected with the Guaranties or any of the other L/C Documents, as modified hereby. Nothing herein is intended to, nor shall it, constitute a novation of the indebtedness secured by the Guaranties. Except as expressly set forth in this Amendment, nothing herein is intended to nor shall it expand the liability of Guarantor under the Guaranties.

               17. Expenses of Transaction. Simultaneously upon the execution of this Amendment, Borrower and Guarantor shall pay all fees, costs, expenses and disbursements of Lender and Lender's counsel in connection with the preparation, execution and delivery of this Amendment and each of the other documents executed in connection herewith and in connection with the transactions contemplated hereby.

               18. No Oral Modification. This Amendment may not be amended except upon the written agreement of all of the parties hereto.

               19. Ratification. Except as expressly modified and amended herein, each of Borrower and Guarantor covenants and agrees that all of the terms, covenants, promises, warranties, representations and conditions of the Reimbursement Agreement, the Guaranties, and each of the other L/C Documents shall remain in full force and effect with respect to the Borrower and Guarantor. Borrower hereby ratifies and confirms each of its obligations under the Reimbursement Agreement, as modified hereby, and each of the other L/C Documents. Guarantor hereby ratifies and confirms each of its obligations under the Guaranties and each of the other L/C Documents to which it is a party.

               20. Binding Upon Successors and Assigns. This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns under the Reimbursement Agreement.

               21. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

               22. Validity of Provisions. Any provision of this Amendment which may prove unenforceable under law shall not affect the validity of the other provisions hereof.

               23. Judicial Interpretation. Should any provision of this Amendment, the Reimbursement Agreement or any of the L/C Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Amendment.

               24. Time; Construction; Exhibits and Schedules. Time is of the essence of each provision of this Amendment. All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All references to sections, paragraphs, and exhibits are to this Amendment unless otherwise specifically noted. The use of the words "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Amendment and not to any particular section, paragraph or portion of this Amendment unless otherwise specifically noted. All exhibits and schedules attached hereto are by this reference made a part of this Amendment for all purposes.

               25. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement. It shall not be necessary for the same counterpart to be signed by all of the parties in order for this instrument to be fully binding upon any party signing at least one counterpart.

               26. Governing Law. THIS AMENDMENT SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

               27. Conflicting Provisions. In the event of any conflict between this Amendment and the terms of the Reimbursement Agreement or any of the other L/C Documents, the terms of this Amendment shall govern and control. Whenever possible, the provisions of this Amendment shall be deemed supplemental to and not in derogation of the terms of the Reimbursement Agreement and the other
L/C Documents.

               28. Entire Agreement. This Amendment and the documents executed and delivered in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof, and all understandings (oral or written) and agreements heretofore had among the parties are merged in or contained in this Amendment and such documents.

               29. Facsimile Execution. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

               30. Waiver of Jury Trial. LENDER, BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AMENDMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE REIMBURSEMENT AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY OR THE EXERCISE BY ANY PARTY OF ITS RIGHTS UNDER THIS AMENDMENT OR ANY OF THE OTHER L/C DOCUMENTS OR IN ANY WAY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE HOTEL OR THE SUBJECT MATTER HEREOF OR THEREOF (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT OR ANY OF THE L/C DOCUMENTS AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AMENDMENT OR ANY OTHER L/C DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE); BORROWER AND GUARANTOR ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO AND ACCEPT THIS AMENDMENT.

                   [THE REMAINDER OF THIS PAGE IS LEFT BLANK]

                  IN WITNESS WHEREOF, THIS AMENDMENT has been executed by Borrower, Guarantor and Lender as of the day and year first above written.

                                 BORROWER:

                                 EL CONQUISTADOR PARTNERSHIP, L.P., a Delaware limited partnership

                                 By: Conquistador Holding, Inc., a Delaware corporation, its general partner



                                 By: /s/ Larry Vitale
                                    ---------------------------------------
                                    Larry Vitale
                                    Vice President


                                 LENDER:

                                 CITICORP REAL ESTATE, INC., a Delaware
                                 corporation



                                 By: /s/ David Hirsh
                                     --------------------------------------
                                     David Hirsh, Authorized Signatory



                                 GUARANTOR:

                                 PATRIOT AMERICAN HOSPITALITY, INC., a Delaware corporation



                                 By: /s/ Larry Vitale
                                    --------------------------------------
                                    Larry Vitale
                                    Vice President